UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

May 15, 2017

Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.

(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	001-34998	75-2926437
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

4699 Old Ironsides Drive, Suite 300

Santa Clara, California 95054

(Address of Principal Executive Offices)

(281) 825-4500

(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 7.01 Regulation FD Disclosure

On May 18, 2017, Uni-Pixel, Inc. (the “Company”) issued a press release announcing that its annual meeting of stockholders was duly and properly convened at 9:00 am Pacific time, and has been recessed until 9:00 am Pacific time, on Tuesday, May 23, 2017. The polls are open and votes are being accepted until the polls close at 9:17 am Pacific time on Tuesday, May 23, 2017. The annual meeting of stockholders was recessed to allow the Company’s stockholders an adequate opportunity to review the disclosure below in Item 8.01 regarding the conversion of additional shares of the Company’s preferred stock and the corresponding increase in the number of shares required to be reserved due to the adjustment to the exercise price of the November 2015 Warrants (as defined below), as this relates directly to the Company’s pending proposal regarding an increase in the authorized shares of the Company’s common stock at the annual meeting. If the stockholders at the annual meeting do not approve the increase in the authorized shares of the Company’s common stock as proposed at the annual meeting, including at any further recesses thereof that the Company deems necessary, the Authorized Share Failure (as defined below) will continue, which may have an adverse effect on the Company’s business, results of operations, and financial position.

The disclosure set forth below in Item 8.01 is incorporated herein by reference. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01 Other Events.

Between May 15 and May 17, 2017, holders of shares of Series A-1 Convertible Preferred Stock, par value $0.001 per share (the “Series A-1 Preferred Stock”) of the Company delivered to the Company, in accordance with the terms of the Company’s Certificate of Designations of Preferences, Rights and Limitations of Series A-1 Preferred Stock (the “Series A-1 Certificate of Designations”), Conversion Notices (as defined in the Series A-1 Certificate of Designations) for the conversion of the Series A-1 Preferred Stock into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (the “Conversion”). Each of the conversions was done with an Alternate Conversion Price (as defined in the Series A-1 Certificate of Designations), the lowest of which was on May 17, 2017 at $0.351633 per share of Common Stock. Under the terms of the Series A-1 Certificate of Designation, the lowest possible Alternate Conversion price is $0.35 per share of Common Stock.

As a result of the Conversions at the Alternate Conversion Prices, adjustments to the exercise price of the Company’s warrants issued in November 2015 (the “November 2015 Warrants”) have occurred pursuant to the terms of such warrants. As of May 17, 2017, the exercise price of these November 2015 Warrants has been reduced to $0.351633 per share. In addition, pursuant to the terms of the November 2015 Warrants, upon the exercise of the November 2015 Warrants, the holders of such warrants can receive 39,274,569 shares. Therefore, pursuant to the terms of the November 2015 Warrants, the Company is required to have 39,274,569 shares of Common Stock reserved for exercise of the November 2015 Warrants, of which 21,115,992 shares were reserved prior to the Conversion. The Company only has 3,186,764 shares of Common Stock authorized that it can reserve for the increase in the November 2015 Warrants, which are 14,971,813 shares short of our required amount.

Because the November 2015 Warrants requires the Company to reserve 100% of the shares of Common Stock issuable upon exercise of such warrants, failure to do so constitutes an “Authorized Share Failure” under the terms of the November 2015 Warrants. As a result, the November 2015 Warrants requires that as soon as practicable after the date of the occurrence of the Authorized Share Failure, but in no event later than 60 days after such occurrence, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. The Company’s annual stockholder meeting has an agenda item in which the Company will seek stockholder approval of an increase in the number of authorized shares of the Company’s Common Stock in an amount that is sufficient to resolve the Authorized Share Failure.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued May 18, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2017	By:	/s/ Christine Russell
Christine Russell, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued May 18, 2017